

                                                                                                          EXHIBIT 12.7
                                                                                                                Page 1






                                                     METROPOLITAN EDISON COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                      Year Ended December 31,
                                                        ------------------------------------------------
                                                                                                              Jan 1-      Nov. 7-
                                                                                                              Nov. 6,     Dec. 31,
                                                           1997        1998        1999          2000          2001         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:                                                                                |
   Income before extraordinary items..............      $ 93,517    $ 57,720      $ 95,123    $ 81,895      $ 62,381  |    $14,617
   Interest and other charges, before                                                                                 |
     reduction for amounts capitalized............        59,650      59,687        61,842      55,181        48,568  |      8,461
   Provision for income taxes.....................        65,769      37,423        61,396      44,088        39,449  |     10,905
   Interest element of rentals charged                                                                                |
     to income (a)................................         6,151       9,784         4,381       1,543           284  |       (693)
                                                        --------    --------      --------    --------      --------  |     ------
     Earnings as defined..........................      $225,087    $164,614      $222,742    $182,707      $150,682  |    $33,290
                                                        ========    ========      ========    ========      ========  |     ======
                                                                                                                      |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                                           |
   Interest on long-term debt.....................      $ 43,885    $ 42,493      $ 45,996    $ 37,886      $ 33,101  |      5,615
   Other interest expense.........................         6,765       8,194         2,527      10,639         9,219  |      1,744
   Subsidiary's preferred stock dividend                                                                              |
     requirements.................................         9,000       9,000        13,319       6,656         6,248  |      1,102
   Interest element of rentals charged to                                                                             |
     income (a)...................................         6,151       9,784         4,381       1,543           284  |       (693)
                                                        --------    --------      --------    ---------     --------  |     ------
     Fixed charges as defined.....................      $ 65,801    $ 69,471      $ 66,223    $ 56,724      $ 48,852  |     $7,768
                                                        ========    ========      ========    ========      ========  |     ======
                                                                                                                      |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                                               |
   CHARGES........................................          3.42        2.37          3.36        3.22          3.08  |       4.29
                                                            ====        ====          ====        ====          ====  |       ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.




                                                                                                          EXHIBIT 12.7
                                                                                                                Page 2


                                                     METROPOLITAN EDISON COMPANY

                                        CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                    PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                         Year Ended December 31,
                                                          ------------------------------------------------
                                                                                                              Jan 1-      Nov. 7-
                                                                                                              Nov. 6,     Dec. 31,
                                                           1997        1998        1999          2000          2001         2001
                                                           ----        ----        ----          ----          ----         ----
                                                                                  (Dollars in Thousands)

                                                                                                                      |
EARNINGS AS DEFINED IN REGULATION S-K:                                                                                |
   Income before extraordinary items..................  $ 93,517    $ 57,720      $ 95,123    $ 81,895      $ 62,381  |   $14,617
   Interest and other charges, before                                                                                 |
     reduction for amounts capitalized................    59,650      59,687        61,842      55,181        48,568  |     8,461
   Provision for income taxes.........................    65,769      37,423        61,396      44,088        39,449  |    10,905
   Interest element of rentals charged to income (a)..     6,151       9,784         4,381       1,543           284  |      (693)
                                                        --------    --------      --------    --------      --------  |   -------
     Earnings as defined..............................  $225,087    $164,614      $222,742    $182,707      $150,682  |   $33,290
                                                        ========    ========      ========    ========      ========  |   =======
                                                                                                                      |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                                                       |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                              |
   (PRE-INCOME TAX BASIS):                                                                                            |
   Interest on long-term debt.........................  $ 43,885    $ 42,493      $ 45,996    $ 37,886      $ 33,101  |   $ 5,615
   Other interest expense.............................     6,765       8,194         2,527      10,639         9,219  |     1,744
   Preferred stock dividend requirements..............     9,483       9,483        13,319       6,656         6,248  |     1,102
   Adjustments to preferred stock dividends                                                                           |
     to state on a pre-income tax basis...............       340         313            43          --            --  |        --
   Interest element of rentals charged to income (a)..     6,151       9,784         4,381       1,543           284  |      (693)
                                                        --------    --------      --------    --------      --------  |   -------
     Fixed charges as defined plus preferred stock                                                                    |
       dividend requirements (pre-income tax basis)...  $ 66,624    $ 70,267      $ 66,266    $ 56,724      $ 48,852  |   $ 7,768
                                                        ========    ========      ========    ========      ========  |   =======
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                                                       |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                         |
   (PRE-INCOME TAX BASIS).............................      3.38        2.34          3.36        3.22          3.08  |      4.29
                                                            ====        ====          ====        ====          ====  |      ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.